As filed with the Securities and Exchange Commission on June 30, 2015.
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Horizon Bancorp
(Exact name of registrant as specified in its charter)
Indiana	35-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
515 Franklin Square Michigan City, Indiana 46360
(219) 879-0211
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig M. Dwight
President and Chief Executive Officer
Horizon Bancorp
515 Franklin Square
Michigan City, Indiana 46360
(219) 879-0211
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Curt W. Hidde, Esq. David P. Hooper, Esq. Barnes & Thornburg LLP 11 S. Meridian Street Indianapolis, Indiana 46204 Telephone: (317) 236-1313 Facsimile: (317) 231-7433

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	400,000 shares	$25.58	$10,232,000	$1,189

(1)	In addition to the 400,000 shares of common stock registered hereby in connection with the Horizon Bancorp Dividend Reinvestment and Stock Purchase Plan, pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained herein also relates to 300,000 shares which remain unsold and unissued under the registrant’s registration statement on Form S-3 (Registration No. 333-86214) filed by the registrant on April 15, 2002, which was amended pursuant to a Post-Effective Amendment No. 1 filed by the registrant on July 22, 2003, and a Post-Effective Amendment No. 2 filed by the registrant on February 19, 2004. Pursuant to Rule 416(a), the number of shares registered shall include an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on $25.58 per share, which is the average of the high and low sales prices of the registrant’s common stock, as reported on the NASDAQ Global Select Market on June 25, 2015 (a date within five business days prior to the date of the filing of this registration statement).

EXPLANATORY NOTE

On April 15, 2002, Horizon Bancorp (the “Company”) filed a Registration Statement on Form S-3, File No. 333-86214, with the Securities and Exchange Commission (“SEC”) (the “Prior Registration Statement”), which became immediately effective upon filing, relating to the registration of shares of the Company’s common stock, no par value, for issuance under the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).   The Company subsequently amended the Prior Registration Statement pursuant to a Post-Effective Amendment No. 1 filed by the Company on July 22, 2003, and a Post-Effective Amendment No. 2 filed by the Company on February 19, 2004.  300,000 shares remained unsold and unissued under the Prior Registration Statement as of the date hereof.
The Company is filing this Registration Statement to register an additional 400,000 shares of common stock for issuance under the Plan.  As provided under Securities Act Rule 429(b), upon effectiveness, this Registration Statement also constitutes Post-Effective Amendment No. 3 to the Prior Registration Statement, and the prospectus contained herein also relates to the 300,000 shares which remain unsold and unissued under the Prior Registration Statement.  In this regard, in addition to the registration of the additional shares referenced above, the prospectus herein relating to the Plan updates the prospectus contained in the Prior Registration to: (i) update the brief description of the Company’s business; (ii) update the Plan’s administrator; (iii) update the methods by which shareholders may enroll in the Plan; (iv) update references to the national securities exchange on which the Company’s common stock is traded; (v) add a section to the Prospectus entitled “Plan of Distribution;” (vi) increase the maximum amount of voluntary cash purchases a participant may make on a monthly basis from $5,000 to $20,000; and (vii) make certain other minor, non-material changes to the prospectus.

PROSPECTUS

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
700,000 SHARES OF COMMON STOCK

This Prospectus relates to 700,000 shares of common stock, no par value, of Horizon Bancorp (“Horizon,” the “Company,” “we,” “us,” or “our”) registered for sale under our Dividend Reinvestment and Stock Purchase Plan (the “Plan”), which provides holders of record of our common stock with a simple and convenient way to purchase additional shares without any brokerage fees, service charges, or other fees.  This Prospectus updates the information contained in the prospectus dated February 19, 2004 that we have been using in connection with the Plan and replaces that earlier prospectus in its entirety.

If you participate in the Plan, you may:

*	automatically reinvest cash dividends on some or all of your shares of common stock;

*	purchase additional common stock by making optional cash payments of between $25 and $20,000 per month; and

*	provide for safekeeping, free of charge, for some or all of your Horizon stock certificates through the Plan’s free custodial service.

We may, at our discretion, direct that purchases of shares of common stock for the Plan be made from newly issued shares from us or in open market transactions.

Each participant in the Plan should recognize that neither we nor our transfer agent, Computershare Trust Company, N.A., can provide any assurance that shares of common stock purchased under the Plan will, at any time, be worth more or less than their purchase price.

The Plan does not represent a change in our dividend policy, which will continue to depend upon earnings, financial requirements, and other factors, and which will be determined by our Board of Directors from time to time.  Shareholders who do not wish to participate in the Plan will continue to receive cash dividends as declared.  It is suggested that this Prospectus be retained for future reference.

Our principal executive offices are located at 515 Franklin Square, Michigan City, Indiana 46360, and our phone number is (219) 879-0211 or toll-free at (888) 873-2640.  Our common stock is traded on the NASDAQ Global Select Market under the trading symbol of “HBNC.”  We may also be reached on the Internet at www.horizonbank.com.
________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY STATE WHERE IT WOULD BE ILLEGAL TO DO SO.

THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF HORIZON BANCORP, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
___________________________

The date of this Prospectus is June 30, 2015

TABLE OF CONTENTS

Where You Can Find More Information	3
The Company	4
Terms of the Dividend Reinvestment and Stock Purchase Plan	4
Purpose and Advantages of the Plan	4
Administration of the Plan	5
Shareholder Participation	5
Stock Purchases with Reinvested Cash Dividends	6
Stock Purchases with Optional Cash Payments	6
Determination of Purchase Price of Shares	8
Costs of the Plan	8
Reports to Participants	8
Certificates for Shares and Safekeeping	8
Discontinuing Participation In the Plan	9
Sales of Shares Through the Plan	9
Dividends	11
Federal Income Tax Consequences to Participants	11
Other Information	11
Use of Proceeds	12
Plan of Distribution	12
Forward-Looking Statements	12
Legal Matters	14
Experts	14
Indemnification	14

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.  You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

SEC rules allow us to “incorporate by reference” into this Prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing the information.  The information we incorporate by reference is considered to be included in and an important part of this Prospectus and should be read with the same care.  Information that we later file with the SEC that is incorporated by reference into this Prospectus will automatically update and supersede this information.  We are incorporating by reference into this Prospectus the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;
•	our Current Reports on Form 8-K dated February 19, March 20, and May 26, 2015; and
•	the description of our common stock under the caption “Description of Common Stock” set forth in our Registration Statement on Form S-3 (Registration No. 333-201501) filed with the SEC on January 14, 2015.
In addition, we also incorporate by reference into this Prospectus additional information that we may subsequently file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering.  These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Prospectus.

We will provide without charge to each person, including any beneficial owner of our common stock, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all documents that have been incorporated by reference into this Prospectus but not delivered with this Prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this Prospectus).  Requests should be directed to:

Horizon Bancorp
515 Franklin Square
Michigan City, Indiana 46360
Attn: Investor Relations
(219) 874-9272
Website: www.horizonbank.com

You should only rely on the information contained in or incorporated by reference into this Prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information contained in or incorporated by reference into this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus or the date of the document incorporated by reference.

THE COMPANY

Horizon Bancorp (“Horizon,” the “Company,” “we,” “us,” or “our”) is a registered bank holding company incorporated in the State of Indiana and headquartered in Michigan City, Indiana.  We provide a broad range of banking services in Northwestern and Central Indiana and Southwestern and South Central Michigan through our bank subsidiary, Horizon Bank, National Association (the “Bank”).  The Bank operates as a single segment, which is commercial banking.  Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “HBNC.”  The Bank was chartered as a national banking association in 1873 and has operated continuously since that time.  The Bank is a full-service commercial bank offering commercial and retail banking services, corporate and individual trust and agency services, and other services incident to banking.  Our primary regulator is the Board of Governors of the Federal Reserve System, referred to in this Prospectus as the Federal Reserve Board.

As of March 31, 2015, we had total deposits of approximately $1.5 billion, total assets of approximately $2.2 billion, and total shareholders’ equity of approximately $199 million.  Our revenues and net income are derived primarily from the Bank through our receipt of dividends paid by the Bank.

Our principal executive offices are located at 515 Franklin Square, Michigan City, Indiana 46360, and our telephone number at that address is (219) 874-9272.  We maintain an Internet website at www.horizonbank.com. The foregoing website address is intended to be an inactive textual reference only.  The information on that website is not a part of this Prospectus.

TERMS OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The following are the provisions of the Plan in a question and answer format.  If you have other questions about the Plan, please direct all of your questions to our transfer agent who is administering the Plan on our behalf: Computershare Trust Company, N.A. (“Computershare”), P.O. Box 30170, College Station, Texas 77842-3170.  Please mention Horizon Bancorp in all your correspondence.  If you prefer, you may call Computershare at 1-800-368-5948 or visit their website at www.computershare.com/investor.

PURPOSE AND ADVANTAGES OF THE PLAN

The purpose of the Plan is to provide holders of our common stock with a simple and convenient method of reinvesting their cash dividends and/or making optional cash purchases of additional shares of common stock without the payment of any brokerage fees, service charges, or other fees.

The Plan offers eligible holders an opportunity to invest conveniently for long-term growth.  The Plan is not intended to provide holders of common stock with a mechanism for generating assured short-term profits through rapid turnover of shares.  We accordingly reserve the right to modify, suspend, or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan.

1.	What are the advantages of the Plan?

If you participate in the Plan, you may:

*	automatically reinvest cash dividends;

*	purchase additional shares of common stock by making optional cash payments between $25 and $20,000 per month;

*	avoid per share fees, service charges, or other fees in connection with purchases of common stock under the Plan; and

*	provide for safekeeping, free of charge, for some or all of your certificates of common stock, including shares not participating in the Plan, through the Plan’s free custodial service.

ADMINISTRATION OF THE PLAN

2.	Who administers the Plan?

Computershare Trust Company, N.A. (the “Agent” or “Computershare”), our transfer agent, administers the Plan, keeps records, sends statements of account activity, and performs other duties relating to the Plan.  By agreeing to participate in the Plan, you are appointing Computershare as your agent for the Plan.  Shares purchased under the Plan and held by the Agent will be registered in the Agent’s name or the name of its nominee, as your agent.  In the event that the Agent should resign or otherwise cease to act as agent, we will appoint a new agent to administer the Plan.  The Agent also acts as dividend disbursing agent, transfer agent, and registrar for our common stock.

SHAREHOLDER PARTICIPATION

3.	Who is eligible to participate in the Plan?

All holders of record of at least 10 whole shares of our common stock are eligible to participate in the Plan.  If you are a beneficial owner of shares that are registered in someone else’s name (such as in a broker’s “street name” or in the name of a bank nominee), you must first become a shareholder of record by having your shares transferred into your own name or you must arrange with the record holder to participate in the Plan on your behalf.

4.	How do I enroll in the Plan?

If you hold your shares in your own name, you may join the Plan by completing and signing the Enrollment Form, which accompanies this Prospectus, and returning it to the Agent.  You may obtain an Enrollment Form at any time by written request to the Agent, Computershare, at P.O. Box 30170, College Station, Texas 77842-3170, or by telephone at 1-800-368-5948.  In addition, you may enroll online through the Computershare Investor Centre website at www.computershare.com/investor.

A beneficial owner whose shares are registered in the name of a broker or bank nominee must make arrangements to have the broker or bank nominee participate on his or her behalf or have the shares transferred into his or her name and then complete the Enrollment Form for those shares.

5.	Is partial participation possible under the Plan?

Yes.  If you desire that the dividends on only some of your shares be reinvested under the Plan, you may indicate such number of shares on the Enrollment Form.  Dividends will thereafter be reinvested on the number of shares you specify, and you will continue to receive cash dividends on the remainder of your shares.  However, if you do not elect to have dividends reinvested on at least 25% of your shares held in the Plan, we have the discretion to terminate your participation in the Plan.  We will periodically monitor participants’ dividend reinvestment levels and determine, in our sole discretion, whether to terminate a participant from the Plan.  If we decide to terminate your participation in the Plan due to the foregoing provisions, we will notify you in writing.  Upon your termination from the Plan, all of the whole shares held in your Plan account will be moved to a book-entry Direct Registration System account, or as you may otherwise direct, and you will receive a check for any fractional shares, less a service fee, which is currently $15 and $.12 per share sold.

6.	What does the Enrollment Form provide?

*	If you elect “Full Dividend Reinvestment,” the Enrollment Form directs the Agent to apply toward the purchase of additional shares of common stock all your cash dividends on all the shares then or subsequently registered in your name, together with any optional cash payments.

*	If you elect “Partial Dividend Reinvestment,” the Enrollment Form directs the Agent to apply all your cash dividends on the number of shares you specify on the Plan Enrollment Form, together with any optional cash payments, toward the purchase of additional shares of common stock.

Also, by signing the Enrollment Form, you further direct the Agent to:

•	Reinvest automatically any subsequent dividends on shares accumulated and held in your Plan account. The Plan operates so as to reinvest dividends on a cumulative basis until you withdraw from the Plan or until the Plan is terminated.

•	Automatically deposit into your Plan account any subsequent stock dividends and/or stock splits on all shares of common stock participating or held in the Plan.

STOCK PURCHASES WITH REINVESTED CASH DIVIDENDS

7.	When will dividends be reinvested?

When shares of common stock are purchased from us through the reinvestment of dividends, such purchases will be made on the dividend payment date (the “Investment Date”).  However, we may, in our discretion, defer the sale of shares to the Agent to a later date if necessary or advisable under applicable securities laws.  In addition, if the dividend is payable on a day when optional cash purchases are to be invested, dividend funds may be combined with any such pending cash investments and a combined order may be executed.

If shares are purchased in open market transactions for the reinvestment of dividends, the Agent will make every effort to make the purchases promptly, beginning on the Investment Date and completing such purchases no later than 30 days from such date, except when completion at a later date is necessary or advisable under applicable securities laws or due to market conditions.  Such purchases may be made in the over-the-counter market or in negotiated transactions and may be subject to such terms with respect to price, delivery, and other terms as agreed to by the Agent.  Neither we nor any participant shall have any authorization or power to direct the time or price at which shares may be so purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

When shares of common stock are purchased from us through optional cash purchases, such purchases will be made on the 28th day of each month (if that is a business day) and, if not a business day, on the preceding business day (the “Monthly Purchase Date”).  However, we may, in our discretion, defer the sale of shares to the Agent to a later date if necessary or advisable under applicable securities laws.

For optional cash purchases made through open market transactions, the Agent will make every effort to make the purchases promptly, beginning on the Monthly Purchase Date and completing such purchases no later than 30 days from such date, except when completion at a later date is necessary or advisable under applicable securities laws or due to market conditions.  Such purchases may be made in the over-the-counter market or in negotiated transactions and may be subject to such terms with respect to price, delivery, and other terms as agreed to by the Agent.  Neither we nor any participant shall have any authorization or power to direct the time or price at which shares may be so purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

If the Enrollment Form is received prior to the record date for the payment of a dividend, your election to reinvest dividends will begin on the Investment Date.  If the Enrollment Form is received after that time, reinvestment of dividends will begin on the next Investment Date following the date of receipt of your Enrollment Form.

STOCK PURCHASES WITH OPTIONAL CASH PAYMENTS

8.	How are optional cash purchases made?

The option to make cash purchases is available to shareholders of record when they initially join the Plan and at any time thereafter.  Beneficial owners who are not record holders must make arrangements with the record owner to participate in the Plan on their behalf or have their shares transferred into their own name.  Each optional purchase must be for at least $25 and must not exceed $20,000 during any 30-day period.

For purposes of determining the $20,000 limitation, all Plan accounts deemed by us to be under common control or management will be aggregated.  We reserve the right to return to participants amounts that exceed the maximum monthly amount.  Participants may be permitted to invest amounts in excess of the maximum monthly amount with our prior approval and in our sole discretion.

You may make an optional cash purchase:

*	At the time you join the Plan by enclosing a check payable in United States dollars to “Computershare” with the Enrollment Form. Computershare will not accept cash, traveler’s checks, money orders or third-party checks;

*	You also may make optional cash purchases through the Computershare Investor Centre accessible at www.computershare.com/investor by authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. The online confirmation will contain the account debit date and investment date;

*	At any time after you join the Plan through the use of the detachable stub, which will be attached to each statement of account you receive; or

*	If you have a checking or savings account with a qualified financial institution, by using funds automatically withdrawn from your account via the Automated Clearing House system.

Checking and Savings Account Deductions.  In order to have monies automatically withdrawn from your checking or savings account to purchase stock, you may enroll through the Computershare Investor Centre accessible at www.computershare.com/investor or complete and sign a Direct Debit Authorization Form and return it to the Agent together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn.  A Direct Debit Authorization Form may be obtained by calling the Agent.  You may also enroll for automatic deductions online at www.computershare.com/investor.  We will make withdrawals from your account on the 25th day of the month or the preceding business day if the 25th is not a business day.  Automatic debits will continue each month until you indicate that you wish for withdrawals to cease.

If a check for an optional cash purchase is returned unpaid for any reason, or an authorized electronic funds transfer is rejected, Computershare will consider the request for investment of such funds null and void. Computershare will immediately remove from your account those shares, if any, purchased upon the prior credit of such funds and will immediately sell such shares. Computershare also will sell any additional shares from the account as necessary to cover any costs, losses or fees.

9.	When will optional cash payments received by the agent be invested?

Funds for optional cash purchases actually received up to the business day prior to the Monthly Purchase Date will be used to purchase shares on the Monthly Purchase Date.  Any funds received after that time will be used to purchase shares on the following Monthly Purchase Date.  Under no circumstances will interest be paid on optional cash payments.

Optional cash payments received by the Agent will be returned to you upon your written request if such request is received by the Agent not later than 2 business days prior to a Monthly Purchase Date.

DETERMINATION OF PURCHASE PRICE OF SHARES

10.	How will the purchase price of shares be determined?

The purchase price of shares of common stock purchased under the Plan will be the “Current Market Price.”  If the Agent purchases shares of common stock directly from us, the “Current Market Price” shall be the average of the mean between the daily high and low sales prices of the shares as reported on the NASDAQ Global Select Market for the 10 trading days immediately preceding the Investment Date or Monthly Purchase Date, as applicable, on which trading of our stock actually occurred.

If the Agent purchases shares in open market transactions, the “Current Market Price” shall be the weighted average of the actual price paid for all shares of common stock purchased by the Agent.

11.	How many shares will be purchased for participants?

The number of shares to be purchased for your account depends on the amount of your dividend and/or optional cash payment and the purchase price of the shares.  Your account will be credited with that number of shares, including fractional shares computed to up to six decimal places, equal to the amount you invest divided by the purchase price per share.  You will receive dividends on fractional shares held in our Plan account.

COSTS OF THE PLAN

12.	Are there any out-of-pocket costs to participants to participate in the Plan?

All costs of administration of the Plan and all trading fees, per share fees, and commissions payable in connection with the purchase of shares are paid by us.  However, in the event you elect to have the Agent sell shares held in your account, you will have to pay a fee in connection with the sale (see Question 18).

REPORTS TO PARTICIPANTS

13.	What kind of reports will be sent to me as a participant in the Plan?

As soon as practicable after each purchase of shares for your account (whether through dividend reinvestment or optional cash purchase), a statement will be mailed to you advising you of the total number of whole and fractional shares in your account as of a certain date, as well as the amount of the most recent dividend, the number of shares purchased, and the price per share.  These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes.  In addition, you will receive copies of other communications sent to holders of shares of common stock, including our annual report to shareholders, the notice of annual meeting and proxy statement in connection with our annual meeting of shareholders, and Internal Revenue Service information for reporting dividends paid.

CERTIFICATES FOR SHARES AND SAFEKEEPING

14.	Will certificates be issued to me for shares purchased under the Plan?

No, you will not receive certificates for shares purchased.  The Agent will maintain shares purchased under the Plan in your Plan account in “book-entry” form under your name, which protects against the loss, theft, or destruction of certificates evidencing your shares of common stock.  However, at any time during your participation in the Plan, or if you withdraw from the Plan, you may request the Agent to send you a certificate for some or all of the whole shares in your account.  There may be a fee for certificate issuance.  This request should be mailed to the Agent at the address set forth in the answer to Question 4.  You may also request a certificate through Investor Centre at www.computershare.com/investor.  Any remaining whole shares and any fractional shares will remain credited to your account.  Certificates for fractional shares will not be issued under any circumstances.

15.	May I send my certificates to the agent for safekeeping?

As an additional service to Plan participants, you may deposit with the Agent, free of charge, any or all certificates representing shares of our common stock held by you.  Certificates you send to us will be cancelled, and the Agent will hold your shares in your account in uncertificated “book-entry” form.  If you wish to use this service, you should elect the “deposit certificates” box on the Transaction Request Form attached to your account statement, and return it to the Agent together with the certificate or certificates.  Delivery of stock certificates is at the risk of the shareholder, and we recommend that you send the certificates by insured, registered mail with return receipt requested if you deliver them by mail.  Your account statement will indicate the number of shares delivered to the Agent for safekeeping.  You may withdraw some or all of your shares from safekeeping at any time.  When you request withdrawal, you will be issued a new stock certificate for the shares being withdrawn from the Plan.

DISCONTINUING PARTICIPATION IN THE PLAN

16.	How and when may I withdraw from the Plan?

You may withdraw from the Plan at any time by notifying the Agent in writing, by phone, or through Investor Centre at www.computershare.com/investor that you wish to withdraw.

If your request to withdraw is received by the Agent within three business days of a dividend record date, the Agent, in its sole discretion may either pay such dividend in cash or reinvest it in shares for your account.  The request for withdrawal will then be processed as promptly as possible following the related Investment Date.  Upon your withdrawal from the Plan, all of the whole shares held in your Plan account will be moved to a book-entry Direct Registration System account and you will receive a check for any fractional shares, less a service fee, which is currently $15 and $.12 per share sold.

Any optional cash payments that you may have sent to the Agent prior to a request for withdrawal will also be invested on the next Monthly Purchase Date unless you expressly request return of that payment in your request for withdrawal and your request for withdrawal is received by the Agent at least 2 business days prior to the Monthly Purchase Date.

SALES OF SHARES THROUGH THE PLAN

17.            Can I sell my common stock held by the Plan?

Yes.  You can sell some or all of the shares credited to your Plan account by contacting the Agent.

You have the following four choices when making a sale, depending on how you submit your sale request:

•	Market Order. A market order is a request to sell shares of our common stock promptly at the current market price. Market order sales are only available through the Investor Centre at www.computershare.com/investor or by calling the Agent directly at 1-800-368-5948. Market order sale requests will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Market order sale requests received by the Agent during market hours are final and cannot be stopped or cancelled. Market order sale requests received outside of market hours will be submitted to the Agent’s broker on the next day the market is open. The Agent will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Agent directly at 1-800-368-5948. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request. Sales proceeds will equal the market price of the sale obtained by the Agent’s broker, less a service fee, which is currently $25.00, and a processing fee, which is currently $0.12 per share* sold.

•	Batch Order. A batch order is an accumulation of all sales requests for shares of our common stock submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Agent will be processed no later than five (5) business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales, unless such requests specify otherwise. Batch order sales may only be requested in writing. In every case of a batch order sale, the price to each selling participant shall be the weighted average sale price obtained by the Agent’s broker for each aggregate order placed by the Agent and executed by the broker, less a service charge, which is currently $15.00, and a processing fee, which is currently $0.12 per share* sold.

•	Day Limit Order. A day limit order is an order to sell shares of our common stock when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of shares of our common stock being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Agent at its sole discretion or, if the Agent’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Agent directly at 1-800-368-5948. A service fee, which is currently $25.00, and a processing fee, which is currently $0.12 per share* sold, will be deducted from the sale proceeds.

•	Good-Til-Cancelled (“GTC”) Limit Order. A GTC limit order is an order to sell shares of our common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If an order remains open for more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Agent at its sole discretion or, if the Agent’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Agent directly at 1-800-368-5948. A service fee, which is currently $25.00, and a processing fee, which is currently $0.12 per share* sold, will be deducted from the sale proceeds.

*All per share fees described in this Question 17 include any brokerage commissions the Agent is required to pay.  Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee.  All sales requests processed over the telephone by a customer service representative entail an additional fee, which is currently $15.00.  Fees are deducted from the proceeds derived from the sale.  The Agent may, under certain circumstances, require a transaction request to be submitted in writing.  Please contact the Agent to determine if there are any limitations applicable to your particular sale request.

Alternatively, you may choose to sell your shares through a broker-dealer of your choice, in which case you will have to request that the Agent either (a) electronically transfer your shares to your broker, or (b) issue the shares in certificate form for delivery to your broker before settlement of the sale.  Please note that only whole shares can be transferred or issued in certificate form.

If you opt to sell all of the shares held in your Plan account, your participation in the Plan will be automatically terminated.

The Agent reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required.  In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold and no one, other than the Agent, will select the broker(s) or dealer(s) through or from whom sales are to be made.

18.            How can I transfer or give gifts of shares?

Please visit the Computershare Transfer Wizard at www.computershare.com/transferwizard.  The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.  Issuance of certificates may be subject to an additional fee.  A notice indicating the deposit of common stock will be forwarded to the recipient.

DIVIDENDS

19.	What happens if the Company declares a dividend payable in shares or declares a stock split or institutes a rights offering?

Any shares issued by us in a stock dividend or a stock split with respect to shares held in your Plan account will be credited to your Plan account in book-entry form.  Any shares issued by us in a stock dividend or a stock split that are attributable to shares registered in your own name and not held in your Plan account will be credited to you outside the Plan in book-entry form.  In the event we make available to shareholders the right to purchase additional shares of our common stock or other securities, you will receive a subscription warrant for such rights directly from the Agent.

The total number of shares of common stock to be offered under this Plan will also be adjusted proportionately to take into account any stock splits, stock dividends or similar transactions.

FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS

20.	What are the federal income tax consequences of participation in the Plan?

For federal income tax purposes, participants in the Plan who elect to have their cash dividends reinvested in our common stock will be treated the same as shareholders who do not participate in the Plan.  As a result, all dividends payable to you, whether or not they are reinvested, are considered taxable income to you in the year they are received.  Additionally, you also will be deemed to have received any amounts we pay on your behalf with respect to per share brokerage fees in connection with purchases of shares under the Plan.  As a result, each participant in the Plan will have a “tax basis” in the shares purchased pursuant to the Plan equal to the amount of the cash dividends applied towards the purchase plus any fees paid by us on your behalf.  You will use the tax basis of your shares to determine your taxable gain or loss when you sell your shares.

The total amount of dividends and fees we pay on your behalf will be reported to you and the Internal Revenue Service shortly after the close of each year.

The foregoing discussion is only a brief summary of certain federal income tax provisions applicable to participation in the Plan based on current law and is for general information only.  It is not a complete enumeration or analysis of all the tax consequences of participating in the Plan and may not describe the tax consequences to a particular participant in light of individual circumstances and does not take into account any state tax laws.  Accordingly, participants are urged to consult their own tax advisors for advice relating to the federal, state, local, and foreign tax consequences of participation in the Plan.

OTHER INFORMATION

21.	How will my shares held in the Plan be voted?

Shares of common stock held by the Agent for you will be voted as you direct.  Proxy materials will be sent to you in connection with any annual or special meeting of shareholders.  These proxy materials will cover all shares of common stock registered in your own name as well as all full and fractional shares held by the Agent for your account or held by the Agent for safekeeping under the Plan.  You may vote your shares of common stock either by designating the vote of the shares by proxy or by voting the shares in person at the applicable shareholders meeting.

22.	What are the responsibilities of the Company and the agent under the Plan?

We and the Agent will not be liable in administering the Plan for any act done in good faith or as required by applicable securities laws or for any good faith omission to act including, without limitation, any claim or liability arising out of failure to terminate your account upon your death, or with respect to the prices at which shares are purchased for your account and the times when such purchases are made or with respect to any fluctuation in the market value after the purchase or sale of shares.  Neither we nor the Agent shall have any duties, responsibilities, or liabilities except such as are expressly set forth in this Plan.

23.	May the plan be changed or discontinued?

Yes.  We may suspend, terminate, modify, or amend the Plan at any time.  Notice will be sent to you of any such suspension or termination, or of any modification or amendment that alters its terms and conditions, as soon as possible after such action by us.  We may waive requirements of the Plan, in whole or in part, in our sole discretion.

USE OF PROCEEDS

We do not know the number of shares that will ultimately be purchased under the Plan or the prices at which such shares will be purchased.  To the extent shares are purchased directly from us, we intend to use the proceeds from such purchases for general corporate purposes.

PLAN OF DISTRIBUTION

Except to the extent the Agent purchases common stock on the open market, Horizon will sell directly to you, through the Agent, the shares of common stock acquired under the Plan.  The shares of common stock may be resold in market transactions on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions.  The common stock is listed on the NASDAQ Global Select Market under the symbol “HBNC.”

Persons who acquire shares of common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934, as amended, and may be considered to be underwriters within the meaning of the Securities Act of 1933, as amended.  We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant under the Plan, nor will we enter into any agreement with any such person regarding such person’s purchase of such shares or any resale or distribution thereof.

As stated elsewhere in this Prospectus, Horizon will pay the costs to administer the Plan, including service fees and brokerage commissions on purchases of shares in the open market.  This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

FORWARD-LOOKING STATEMENTS

Certain of the statements made in this Prospectus, including information incorporated into this Prospectus by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended (referred to as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”).  All statements other than statements of historical fact, including statements regarding our financial position, business strategy, and the plans and objectives of our management for future operations, are forward-looking statements.  You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” and other similar words and expressions relating to the future.

Actual results may differ materially, and adversely or positively, from the expectations of the Company that are expressed or implied by any forward-looking statement.  Risks, uncertainties, and factors that could cause the Company’s actual results to vary materially from those expressed or implied by any forward-looking statement include but are not limited to:

•	the use of proceeds of future offerings of securities;
•	the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates;
•	changes in competitive conditions;
•	the introduction, withdrawal, success, and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies;
•	changes in customer borrowing, repayment, investment and deposit practices;
•	changes in fiscal, monetary, and tax policies;
•	changes in financial and capital markets;
•	deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration;
•	capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities;
•	risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations;
•	factors that may cause the Company to incur impairment charges on its investment securities;
•	the impact, extent, and timing of technological changes;
•	electronic, cyber, and physical security breaches;
•	claims and litigation liabilities, including related costs, expenses, settlements, and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future;
•	actions of the Board of Governors of the Federal Reserve System;
•	changes in accounting principles and interpretations;
•	potential increases of federal deposit insurance premium expense, and possible future special assessments of the Federal Deposit Insurance Company, either industry wide or specific to the Company’s banking subsidiary;
•	actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Consumer Financial Protection Board, and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms;
•	the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and
•	other factors and risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any of our subsequent reports that we have made or make with the SEC under the Exchange Act.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us.  For a detailed discussion of the risks and uncertainties that may cause our actual results or performance to differ materially from the results or performance expressed or implied by forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The legality of the shares of the common stock offered hereby has been passed upon for Horizon by Barnes & Thornburg, 11 South Meridian Street, Indianapolis, Indiana 46204.

EXPERTS

The audited consolidated financial statements of Horizon Bancorp and subsidiaries incorporated into this prospectus and elsewhere in the Registration Statement by reference to Horizon’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Horizon Bancorp’s internal control over financial reporting, were audited by BKD, LLP, an independent registered public accounting firm, whose reports thereon contained in such Annual Report on Form 10-K are incorporated herein by reference.  Such financial statements have been incorporated herein by reference in reliance upon such report of BKD, LLP given upon the authority of such firm as experts in auditing and accounting.

INDEMNIFICATION

Pursuant to Indiana law and certain provisions in our Articles of Incorporation, we shall indemnify each of our directors and officers against all liability and reasonable expense that may be incurred by him or her in connection with or resulting from any claim in which he or she may become involved by reason of the fact that he or she is or was (or has agreed to become) a director or officer of the Company or by reason of any action taken or not taken by him or her in any such capacity, if such person is wholly successful with respect to the claim or, if not wholly successful, then if such person is determined to have acted in good faith, in what he or she reasonably believed to be the best interests of the Company (or at least not opposed to its best interests) and, in addition, with respect to a criminal claim, is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

515 Franklin Square
Michigan City, Indiana 46360
(219) 879-0211

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

700,000 SHARES OF COMMON STOCK

PROSPECTUS

June 30, 2015

We have not authorized any dealer, salesperson, or other person to give any information or to represent anything not contained in this Prospectus.  You must not rely on any unauthorized information or representations.  This Prospectus is an offer to sell only the securities offered hereby, but only in the jurisdictions where it is lawful to do so.  The information contained in this Prospectus is current only as of June 30, 2015.

PART II
 INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table itemizes the expenses incurred, or expected to be incurred, by the registrant in connection with the registration and issuance of the securities being registered hereunder.  As indicated below, all amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$1,549.64
Printing Expenses	$1,500.00
Legal and Accounting Fees and Expenses	$25,000.00
Miscellaneous	$1,000.00
Total	$29,049.64

Item 15. Indemnification of Directors and Officers.
Horizon Bancorp is an Indiana corporation. Horizon’s officers and directors (and those who have agreed to such positions) are entitled to be indemnified under Indiana law and our Articles of Incorporation against certain liabilities and expenses. Chapter 37 of The Indiana Business Company Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The IBCL also permits a corporation to indemnify a director or an officer who is made a party to a proceeding because the individual was a director or an officer of the corporation against liability incurred in the proceeding if the individual’s conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the individual must also either have had reasonable cause to believe the individual’s conduct was lawful or no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of a proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

Horizon’s Articles of Incorporation provide for mandatory indemnification of officers and directors (and those who have agreed to such positions) if they are wholly successful on the merits of a proceeding and satisfy the standards of conduct specified by the IBCL set forth in the preceding paragraph. The Articles of Incorporation also provide that any director or officer of Horizon or any person who is serving at the request of Horizon as a director or officer of another entity shall be indemnified and held harmless by Horizon to the same extent as Horizon’s directors and officers. In any proceeding, an officer or director is entitled to be indemnified against all liabilities and expenses related to the proceeding including attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement. Horizon’s Articles of Incorporation also provide such persons with certain rights to be paid or reimbursed for expenses incurred in defending any such proceeding in advance of the final disposition. The Articles of Incorporation also provide that Horizon has the discretion to indemnify employees and agents to the same extent, and on the same basis, as it is required to indemnify its officers and directors.

The Articles of Incorporation also authorize Horizon to maintain insurance to protect itself and any director, officer, employee or agent of Horizon against expense, liability or loss, whether or not Horizon would have the power to indemnify such person against such expense, liability or loss under the IBCL or pursuant to its Articles of Incorporation. Horizon currently maintains such insurance.

Item 16. Exhibits.
Number	Description
5.1	Opinion of Barnes & Thornburg LLP as to the validity of the securities registered hereunder.
23.1	Consent of BKD, LLP
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
99.1	Plan Enrollment Form

Item 17. Undertakings.
The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)            Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)            That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(A)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(B)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(C)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(D)            Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)            That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)            That, if any of the securities of the undersigned Registrant are offered pursuant to this registration statement at competitive bidding, the undersigned Registrant undertakes (i) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.
(8)            That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(9)            To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Michigan City, State of Indiana, on this 16th day of June, 2015.

HORIZON BANCORP

By:	/s/ Craig M. Dwight
Craig M. Dwight
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
SIGNATURE	TITLE(S)	DATE

/s/ Craig M. Dwight	President and Chief Executive Officer (Principal Executive Officer),	June 16, 2015
Craig M. Dwight	and Chairman of the Board of Directors

/s/ Mark E. Secor	Chief Financial Officer (Principal Financial Officer and Principal	June 16, 2015
Mark E. Secor	Accounting Officer)

/s/ Susan D. Aaron	Director	June 16, 2015
Susan D. Aaron

/s/ Lawrence E. Burnell	Director	June 16, 2015
Lawrence E. Burnell

/s/ James B. Dworkin	Director	June 16, 2015
James B. Dworkin

/s/ Charley E. Gillispie	Director	June 16, 2015
Charley E. Gillispie

/s/ Daniel F. Hopp	Director	June 16, 2015
Daniel F. Hopp

/s/ Larry N. Middleton	Director	June 16, 2015
Larry N. Middleton

/s/ Peter L. Pairitz	Director	June 16, 2015
Peter L. Pairitz

/s/ Steven W. Reed	Director	June 16, 2015
Steven W. Reed

/s/ Robert E. Swinehart	Director	June 16, 2015
Robert E. Swinehart

/s/ Spero W. Valavanis	Director	June 16, 2015
Spero W. Valavanis

INDEX TO EXHIBITS

Number	Description
5.1	Opinion of Barnes & Thornburg LLP as to the validity of the securities registered hereunder.
23.1	Consent of BKD, LLP
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
99.1	Plan Enrollment Form